UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

National CineMedia, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33296	20-5665602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 S. Syracuse Way, Suite 300
Centennial, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 792-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2025, National CineMedia, LLC (“NCM LLC”), the operating company for National CineMedia, Inc. (“NCM, Inc.” or the “Company”), entered into the Second Amended and Restated Exhibitor Services Agreement (the “2025 AMC Agreement”) with American Multi-Cinema, Inc. and its affiliates (collectively, “AMC”). The 2025 AMC Agreement extends the term of the ESA, modifies the program distributed by NCM LLC in AMC theaters and adjusts the consideration paid by NCM LLC.

The term of the 2025 AMC Agreement is extended by five years through February 13, 2042. In consideration for the rights to display advertising, NCM LLC and AMC agreed to revise the payment structure, which will be based on the attendance, the operating screens and the revenue generated by NCM LLC through advertising displayed in AMC’s theaters. The revised consideration will be effective beginning on July 1, 2025 (the “New Agreement Effective Date”). AMC will continue to pay NCM LLC for the time used to satisfy AMC’s on-screen advertising commitments under its beverage concessionaire agreement.

NCM LLC will continue to have the exclusive right to display third-party advertising in AMC theater lobbies and the parties have agreed to work together to modernize the lobby video screen network. The Pre-Feature Program Show Structure in AMC theaters has also been adjusted to closely align with the predominant pre-feature program show structure in NCM LLC's advertising network, including the amount and timing of display. The parties have also agreed that in limited circumstances during the 3-month period beginning on the 18-month anniversary of the New Agreement Effective Date, there is a limited right to revert certain provisions back to the provisions of the parties' original ESA.

Pursuant to a separate termination agreement (the “Termination Agreement”) by and among NCM LLC, the Company and AMC, AMC waived all rights and interests as to the Tax Receivable Agreement, the Common Unit Adjustment Agreement, the Director Designation Agreement, the Registration Rights Agreement and all the other joint venture agreements described in NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended. Under the Termination Agreement, the Company and NCM LLC, and AMC waived and released claims against the other party.

In connection with the Termination Agreement, NCM LLC and AMC agreed to dismiss with prejudice the ongoing litigation between the parties related to the confirmation of NCM LLC’s Chapter 11 plan.

The Company intends to provide additional information regarding the 2025 AMC Agreement, including its anticipated positive impact on the business, on the Company’s Q1 2025 earnings call scheduled on May 6, 2025 at 5:00pm ET.

The foregoing description of the terms and conditions of the 2025 AMC Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 AMC Agreement and Termination Agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 27, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Date:	April 23, 2025	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng Chief Financial Officer